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                                                                    EXHIBIT 23.4



         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


   We hereby consent to the use of our opinion letter dated May 8, 1997, to America First Financial Fund 1987-A L.P., included as Appendix III to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of America First Eureka Holdings, Inc. and its wholly-owned subsidiary, Eureka Bank, F.S.B., with and into Bay View Bank, a wholly-owned subsidiary of Bay View Capital Corporation, and to the references to our firm and to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                                        By: /s/ Michael F. Barry
                                           ----------------------------------
                                                Director
                                                Investment Banking Group
September 12, 1997